UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 28, 2013

CUBIST PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices, including Zip Code)

(781) 860-8660

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2013, Cubist Pharmaceuticals, Inc., or Cubist, announced the appointment of Michael Tomsicek, 47, as Senior Vice President, Chief Financial Officer and Treasurer.  The appointment took effect on March 4, 2013.  Prior to this appointment, Mr. Tomsicek had served as Cubist’s Senior Vice President and Deputy Chief Financial Officer since July 2012.  From August 2010 to July 2012 Mr. Tomsicek was Cubist’s Vice President of Corporate Finance and Treasurer. Before joining Cubist, Mr. Tomsicek served for eight years holding roles with increasing influence within the Healthcare unit of General Electric, a public global infrastructure and financial services company, or GE. His service at GE culminated in his role first as Chief Financial Officer of the Diagnostic Ultrasound business and finally Chief Financial Officer of the Global Ultrasound product group. Before this, Mr. Tomsicek was Manufacturing Finance Manager for the GE Healthcare Monitoring Systems business and was selected to and completed the GE Experienced Financial Leadership Program. Previous to that, Mr. Tomsicek held various advancing roles in financial planning and channel management over seven years in the Automotive division of Motorola, then a public global telecommunications company. Following graduation from the University of Wisconsin with a BS in Industrial Engineering, Mr. Tomsicek began his career in manufacturing consulting for a Boston area start up after which he received his MBA, also from the University of Wisconsin.

In connection with his appointment to this new position, Mr. Tomsicek will be issued an award of options to purchase $250,000 of Cubist common stock and $250,000 of restricted stock units, or RSUs, of Cubist common stock under Cubist’s 2012 Equity Incentive Plan, in each case based on the value of Cubist common stock on April 15, 2013, or the grant date.  The options will vest quarterly in equal installments over a four-year period beginning on the grant date.  The exercise price for the options will be the closing price of Cubist common stock on the grant date.  The RSUs will vest annually in equal installments over a four-year period beginning on the grant date.  In addition, Mr. Tomsicek’s annual base salary has been increased from $328,250 to $365,000 effective March 4, 2013.  Mr. Tomsicek will be entitled to continue to participate in Cubist’s Short Term Incentive Plan, or STIP.  The target cash award under the STIP for Mr. Tomsicek, as Chief Financial Officer, is 60% of his 2013 base salary and is based 80% on Cubist’s achievement of its 2013 corporate goals and 20% on Mr. Tomsicek’s achievement of his 2013 individual goals.

Mr. Tomsicek succeeds David McGirr, who entered into a transition letter agreement with Cubist, pursuant to which he resigned as Chief Financial Officer of Cubist effective as of March 4, 2013 and agreed to become Senior Advisor to the Chief Executive Officer.  Mr. McGirr will continue as an at-will employee on a full-time basis until March 31, 2013 at his current annualized base salary of $425,000 and, thereafter, on a reduced-time basis until June 1, 2014 at an annualized base salary of $212,500. During such reduced-time employment, Mr. McGirr will continue to be eligible to participate in Cubist’s employment benefits plans made available to its employees generally.  In addition, Mr. McGirr will continue to be eligible to receive an award under the STIP for the 2013 calendar year using (i) the actual earned base salary during the year ending December 31, 2013, (ii) a 60% bonus target with respect to the period from January 1, 2013 through March 31, 2013 and (iii) a 50% bonus target with respect to the period of April 1, 2013 through December 31, 2013 for purposes of such determination. His target cash award will be based 65% on Cubist’s achievement of its 2013 corporate goals and 35% on Mr. McGirr’s achievement of his 2013 individual goals. He will also be eligible to receive an award under the STIP for the 2014 calendar year pro-rated based on the number of days he is employed during such calendar year using (i) the actual earned base salary during the year ending December 31, 2014 and (ii) a 50% bonus target. His target cash award will be based 65% on Cubist’s achievement of its 2014 corporate goals and 35% on Mr. McGirr’s achievement of his 2014 individual goals. In addition, Mr. McGirr will have 12 months from the earlier of his resignation, termination or June 1, 2014 to exercise any vested stock options.

Pursuant to the terms of the transition letter agreement, Mr. McGirr is entitled to severance in the event of the termination of his employment, other than for cause, in an amount equal to $637,500 less the amount of his reduced-time base salary received since March 31, 2013, payable over 12 months starting 60 days after his termination. Mr. McGirr is also entitled to severance in the event of the termination of his employment, other than for cause, following a change of control, in an amount equal to $637,500 plus the target annual bonus amount for the year in which the change of control occurs, payable in a lump sum payment 60 days after his termination. Cubist will continue to pay, on a monthly basis, an amount equal to the company portion of medical and dental coverage for Mr. McGirr for 18 months after he becomes entitled to severance payments. Vesting of equity is also accelerated after Mr. McGirr becomes entitled to severance payments.  Receipt of any severance and benefits is conditioned on Mr. McGirr signing a release of claims within 50 days of his last date of employment with Cubist. In addition, Mr. McGirr will continue to be bound by the obligations set forth in his employment confidentiality, proprietary information and inventions agreement. The foregoing description of the transition letter agreement with Mr. McGirr is only a summary and qualified in its entirety by reference to full text of the letter, a copy of which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The description of the STIP set forth above is only a summary and qualified in its entirety by reference to the STIP, a copy of which was filed with the Securities and Exchange Commission as Exhibit 10.1 to Cubist’s Quarterly Report on Form 10-Q on November 5, 2012 and is incorporated herein by reference.  A copy of the press release announcing this event has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits

10.1	Transition letter agreement between Cubist and David McGirr dated February 28, 2013.
99.1	Press Release dated March 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cubist Pharmaceuticals, Inc.

	By:	/S/ JOSEPH L. FARMER
	Name:	Joseph L. Farmer
	Title:	Chief Corporate Counsel

Date: March 4, 2013

EXHIBIT INDEX

10.1	Transition letter agreement between Cubist and David McGirr dated February 28, 2013.

99.1	Press Release dated March 4, 2013.